Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Netopia, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2003 as filed with the United States Securities and Exchange Commission (the “Report”), Alan B. Lefkof, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

ii.	and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Alan B. Lefkof Alan B. Lefkof President and Chief Executive Officer Date: December 19, 2003